Exhibit 99.1

American Water Announces Completion of Sale of Homeowner

Services Group to Funds Advised by Apax Partners

CAMDEN, N.J., December 9, 2021 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today announced the close of the sale of its Homeowner Services Group to funds advised by Apax Partners LLP (“Apax”). The sale agreement was announced on October 29, 2021, with the deal valued at approximately $1.275 billion, plus an applicable working capital adjustment.

Under the agreement, American Water received at closing, as part of the purchase price, $485 million in cash, inclusive of $5 million for a working capital adjustment, and a $720 million secured Seller Note bearing a 7% annual interest rate with a five-year term. In addition, the transaction includes a delayed payment to American Water of $75 million if certain milestones are met by December 31, 2023. The structure of the transaction enables initial cash proceeds to be redeployed into the regulated water and wastewater business to fund near-term incremental capital investments, while interest on the Seller Note will provide a stream of earnings over the term of the note. Upon maturity, the proceeds from the repayment of the Seller Note are expected to be used to fund a continually growing capital investment in the regulated business.

American Water was exclusively advised by BofA Securities, Schulte Roth & Zabel LLP and Shearman & Sterling LLP.

About American Water

With a history dating back to 1886, American Water (NYSE:AWK) is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The company employs more than 6,500 dedicated professionals who provide regulated and regulated-like drinking water and wastewater services to an estimated 14 million people in 25 states. American Water provides safe, clean, affordable and reliable water services to our customers to help keep their lives flowing. For more information, visit amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

About Apax

Apax Partners LLP (“Apax”) is a leading global private equity advisory firm. For nearly 50 years, Apax has worked to inspire growth and ideas that transform businesses. The firm has raised and advised funds with aggregate commitments of more than $60 billion. The Apax Funds invest in companies across four global sectors of Tech, Services, Healthcare and Internet/Consumer. These funds provide long-term equity financing to build and strengthen world-class companies.

Apax is authorized and regulated by the Financial Conduct Authority in the UK.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to our business and the proposed transactions described in this press release, including, but not limited to, the accounting, financial and other impacts of such transactions; and the ability to achieve the Company’s regulatory and other strategies, benefits, plans and goals related to such transactions, including with respect to the repayment of the Seller Note and the redeployment of the net proceeds from such transactions, and involve various risks and uncertainties. These statements are based on the current expectations of management of American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including without limitation with respect to (1) the amount of net proceeds to be received from the transactions due to, among other things, post-closing adjustments to the purchase price and other withholdings as provided in the purchase agreement and the ability to receive contingent consideration and payments under the Seller Note and the revenue share agreement; (2) regulatory, legislative, local or municipal actions affecting the Homeowner Services Group and the water and wastewater industries; and (3) other economic, business and other factors.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and periodic SEC filings, including American Water’s Current Report on Form 8-K filed with the SEC to report this transaction. Forward-looking statements are not guarantees or assurances of future performance or results, and, except as may be required by applicable law, American Water does not undertake any duty to update any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AWK-IR

Investor Contact:

Aaron Musgrave

Senior Director, Investor Relations

(856) 955-4445

aaron.musgrave@amwater.com

Media Contact:

Maureen Duffy

Senior Vice President, Communications and External Affairs

(856) 955-4163

maureen.duffy@amwater.com

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